CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We consent to the use of the report dated August 2, 2002, on the June 30, 2002, financial statements and financial highlights of the Medical Specialists Funds and the Masters 100 Fund, each a fund of Marketocracy Funds incorporated by reference herein and to the reference to our firm under the heading "FINANCIAL STATEMENTS AND EXPERTS" included herein the prospectus/proxy statement on Form N-14AE.





                                                       /s/ TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
November 7, 2002